Exhibit 99.1

Identiv Reports First Quarter 2021 Results

Total Revenue Increases 22% Year-Over-Year, Driven by 59% Growth in RFID

FREMONT, Calif. — May 6, 2021 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, reported financial results for the first quarter ended March 31, 2021, demonstrating the increasingly broad adoption of RFID and expansion within the federal government.

First Quarter and Subsequent Financial and Operational Highlights

•	Total revenue grew 22% year-over-year to $22.2 million with RFID revenue up 59% year-over-year

•	Shipped more than 40 million RFID units, a 53% increase year-over-year, and grew federal sales approximately 30% over comparable prior year period

•

Exited the first quarter of 2021 with backlog for Q2 2021 of $10.0 million; as of April 30, 2021, backlog for Q2 2021 was up 30% compared to the same time last year, and total Company backlog was up 50% year-over-year

•	Delivered operating leverage by decreasing GAAP operating expenses 5% and non-GAAP operating expenses 6% while growing revenues 22%

•	Improved profitability over prior year comparable period in both GAAP net loss at $1.5 million and non-GAAP adjusted EBITDA at $0.4 million

•	Strengthened balance sheet by successfully raising $40.25 million in gross proceeds from a public offering of 3.8 million shares including full exercise of the overallotment option

•	Signed additional RFID device statement of work for a large mobile device customer, extending demand forecast through 2021 and into 2022

•	In final stages for two other RFID device statements of work for a Fortune 5 company

•	Completed initial RFID capacity expansion to 220 million units per year

•	Launched Velocity Vision integrated video & access intelligence platform, government grade enterprise-scale total solution; strong market reception

•	Launched expansion of RFID technical team — on boarding technical talent to increase 50% by June 1 2021

First Quarter 2021 Financial Results

Revenue for the first quarter of 2021 was $22.2 million, an increase of 22% from $18.1 million in the first quarter of 2020.

Revenues in the Identity segment grew 38% year-over-year to $13.7 million from $9.9 million, primarily due to higher sales of RFID products. Revenues in the Premises segment grew 3% year-over-year to $8.5 million from $8.2 million.

GAAP gross margin was 35% in the first quarter of 2021, compared to 35% in the prior quarter and 41% in the first quarter of 2020, temporarily compressed due to continued near-term investments in technology and manufacturing processes and systems as well as by the mix of products within the Premises segment.

GAAP operating expenses, including research and development, sales and marketing, and general and administrative were $8.9 million in the first quarter of 2021, compared to $9.3 million in the first quarter of 2020 reflecting leverage in the business model as expenses were reduced by 5% while revenues increased 22%.

GAAP net loss in the first quarter of 2021 was $1.5 million, or $(0.09) per basic and diluted share, compared to GAAP net loss of $0.7 million, or $(0.05) per basic and diluted share, in the prior quarter and GAAP net loss of $2.0 million, or $(0.13) per basic and diluted share, in the first quarter of 2020.

Non-GAAP adjusted EBITDA in the first quarter of 2021 was $0.4 million, compared to a loss of $0.3 million in the first quarter of 2020.

Management Commentary

“In the first quarter of 2021, we continued to build on last year’s momentum. We grew total revenue 22%, our Identity business 38%, and our RFID business 59% year-over-year,” said Identiv’s CEO, Steven Humphreys. “RFID remains our key growth driver for our business, and in RFID we maintained a 100% customer retention rate, and we made substantial progress winning new customers with new design wins across medical devices, wearables, personal transportation and several other use cases. These designs are increasingly complex, leading to expanded gross margins and an improved competitive advantage for our business in the long-run. We expanded designs and production launches within existing customers, moving new designs through the production cycle, and we increased the number of RFID units shipped by 53% year-over-year to 40 million units. Separately, our Premises business grew 3% year-over-year, compared to the pre-COVID economy of Q1 2020, reflecting a return to growth above pre-COVID levels. With momentum building in the federal government, commercial businesses starting to make up for deployments that were delayed last year, and new product launches, we believe Premises is on track to grow strongly in the second quarter.

“We made solid progress on each of our primary areas of focus — growing our RFID business and position as an industry leader, capitalizing on the strength of the federal market, and driving recurring revenues and customer retention to increase our predictability — all of which have put us on track to hit our growth projections with potential upsides in the near-term and second half of the year.”

Sandra Wallach, Identiv’s CFO, added, “The financial results of the first quarter, and our progress subsequent to its end, have positioned us not only to grow revenues 20%-25% in the first half of 2021 but to continue building efficiently throughout the year. We increased revenues 22% while decreasing expenses 5%, demonstrating the leverage we have in our business model, and as of April 30, our backlog for the second quarter was up more than 30% from the same time last year, while our backlog for all of 2021 was up 50%. In addition to these highlights, we strengthened our balance sheet by successfully raising $40.25 million in gross proceeds including full exercise of the overallotment option from a public offering and by paying off our second promissory note. Looking ahead, we are confident that our expectations for double digit revenue growth in 2021 are within reach if not still somewhat conservative given the current business momentum.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. To date, total orders booked for the second quarter of 2021 were $9.8 million, a 45% increase over the same period in 2020. This momentum combined with the strong backlog growth provides management with confidence that the Company’s growth expectations are on track. Management is therefore reiterating the low end of expected revenues of $100 million. Normal seasonality is expected to continue with momentum building quarter over quarter through the end of the year. As a result, management anticipates growth of 20-25% in the first half of 2021.

Given current business momentum, management believes full-year guidance ranges may still be somewhat conservative. Identiv expects to update its full year guidance ranges as it develops further visibility.

Conference Call

Identiv management will hold a conference call on Thursday, May 6, 2021 at 5 PM ET (2 PM PT) to discuss first quarter 2021 financial results. A question and answer session will follow management’s presentation.

Toll-Free Number: +1 888.506.0062

International Number: +1 973.528.0011

Call ID: 688218

Webcast link: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through May 20, 2021 under +1 877.481.4010 (Toll-Free Replay Number) and +1 919.882.2331 (International Replay Number) with Replay ID: 40963.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision (benefit) for income taxes, interest expense, foreign currency (gains)

losses, stock-based compensation, amortization and depreciation, and restructuring and severance. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2021 expectations and 2021 guidance and the Company’s ability to meet such guidance, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth expectations and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding customer demand, its progress procuring new customers with new design wins and the associated benefits, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding gross margin compression and the reasons for such compression, its beliefs regarding the ability to respond to market conditions, the Company’s beliefs regarding its competitive position, and the Company’s beliefs regarding design wins, backlog and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, the effects of shortages of semiconductors and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2020 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Charlie Schumacher

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Net revenue	$22,162	$24,836	$18,120
Cost of revenue	14,470	16,252	10,620

Gross profit	7,692	8,584	7,500
Operating expenses:
Research and development	2,337	2,383	2,596
Selling and marketing	4,064	4,292	4,497
General and administrative	2,125	2,163	2,191
Restructuring and severance	388	71	65

Total operating expenses	8,914	8,909	9,349

Loss from operations	(1,222)	(325)	(1,849)
Non-operating income (expense):
Interest expense, net	(245)	(396)	(252)
Foreign currency (losses) gains, net	46	(3)	86

Loss before income tax provision	(1,421)	(724)	(2,015)
Income tax benefit (provision)	(44)	26	(32)

Net loss	(1,465)	(698)	(2,047)
Cumulative dividends on Series B preferred stock	(284)	(276)	(270)

Net loss attributable to common stockholders	$(1,749)	$(974)	$(2,317)

Net loss per share:
Basic	$(0.09)	$(0.05)	$(0.13)
Diluted	$(0.09)	$(0.05)	$(0.13)
Weighted average shares used in computing net loss per common share:
Basic	18,443	18,302	17,521
Diluted	18,443	18,302	17,521

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current assets:
Cash	$11,518	$11,409
Accounts receivable, net of allowances	18,911	18,927
Inventories	19,308	20,296
Prepaid expenses and other assets	3,065	2,813

Total current assets	52,802	53,445
Property and equipment, net	3,768	2,827
Operating lease right-of-use assets	2,974	3,405
Intangible assets, net	7,299	7,563
Goodwill	10,281	10,266
Other assets	1,142	1,171

Total assets	$78,266	$78,677

LIABILITIES AND STOCKHOLDERS´ EQUITY
Current liabilities:
Accounts payable	$10,217	$10,964
Current portion - contractual payment obligation	788	1,040
Current portion - financial liabilities	22,334	20,084
Operating lease liabilities	1,243	1,279
Deferred revenue	1,634	1,981
Accrued compensation and related benefits	2,858	2,985
Other accrued expenses and liabilities	3,643	3,240

Total current liabilities	42,717	41,573
Long-term operating lease liabilities	1,875	2,272
Long-term deferred revenue	331	385
Other long-term liabilities	363	258

Total liabilities	45,286	44,488

Total stockholders´ equity	32,980	34,189

Total liabilities and stockholders´equity	$78,266	$78,677

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2021	2020	2020
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$7,692	$8,584	$7,500

Reconciling items included in GAAP gross profit:
Stock-based compensation	33	33	41
Amortization and depreciation	227	329	291

Total reconciling items included in GAAP gross profit	260	362	332

Non-GAAP gross profit	$7,952	$8,946	$7,832

Non-GAAP gross profit margin	36%	36%	43%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$8,914	$8,909	$9,349

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(725)	(812)	(599)
Amortization and depreciation	(239)	(514)	(556)
Restructuring and severance	(388)	(71)	(65)

Total reconciling items included in GAAP operating expenses	(1,352)	(1,397)	(1,220)

Non-GAAP operating expenses	$7,562	$7,512	$8,129

Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA
GAAP net loss	$(1,465)	$(698)	$(2,047)

Reconciling items included in GAAP net loss:
Income tax provision (benefit)	44	(26)	32
Interest expense, net	245	396	252
Foreign currency losses (gains), net	(46)	3	(86)
Stock-based compensation	758	845	640
Amortization and depreciation	466	843	847
Restructuring and severance	388	71	65

Total reconciling items included in GAAP net loss	1,855	2,132	1,750

Non-GAAP adjusted EBITDA	$390	$1,434	$(297)

Reconciliation of GAAP net cash provided by (used in) operating activities to non-GAAP free cash flow
GAAP net cash provided by (used in) operating activities	$(411)	$3,559	$(3,709)
Capital expenditures	(1,131)	(636)	(137)

Non-GAAP free cash flow	$(1,542)	$2,923	$(3,846)